                           PARADIGM GEOPHYSICAL LTD.

                                   NOTICE OF
                             ANNUAL GENERAL MEETING
                                OF SHAREHOLDERS

                                AUGUST 31, 1999

     Notice is hereby given that the Annual General Meeting of Shareholders (the "Meeting") of Paradigm Geophysical Ltd. (the "Company") will be held at Shenkar Street 9, Gav Yam Center No. 3, Herzlia 46120, Israel on August 31, 1999 at
10.00 a.m., for the purposes of considering and voting upon resolutions regarding the following matters:

     1. The election of the specified nominees as directors;

     2. Ratification of certain matters relating to the conversion of the Class A, Class B, Class C and Class C-1 Preferred Shares of the Company into Ordinary Shares upon the closing of the Company's initial public offering in June 1998;

     3. Approval of the action of the Compensation Committee to reduce the exercise price of options to purchase 30,000 Ordinary Shares granted to the Chief Executive Officer of the Company under the Company's 1997 Executive Stock Option Plan from $9.00 to $7.00 per Ordinary Share;

     4. Ratification of the appointment of Kost, Forer & Gabbay as the Company's independent auditors for the fiscal year 1999;

     5. Approval of the Auditor's Report, the Directors' Report and the Consolidated Financial Statements of the Company for the fiscal year 1998.

     Only shareholders of record, as of the close of business on July 15, 1999 are entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by delivery of a written notice of such revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company at the registered office of the Company set forth above or to the Company's transfer agent, or by appearing at the Meeting and requesting the return of the proxy, or by voting at the Meeting.

     In accordance with the provisions of the Company's Articles of Association, all proxies must be received by the Company's transfer agent or at the registered office of the Company set forth above at least 48 hours prior to the Meeting to be validly included in the tally of Ordinary Shares voted at the Meeting.

                                          By Order of the Board of Directors

                                          Jonathan Keller
                                          Secretary

Dated: July 30, 1999

                           PARADIGM GEOPHYSICAL LTD.

                                PROXY STATEMENT
                                      FOR
                             ANNUAL GENERAL MEETING
                                OF SHAREHOLDERS

                                AUGUST 31, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Paradigm Geophysical Ltd. (the "Company") of proxies in the form enclosed to be voted at its Annual General Meeting of Shareholders (the "Meeting") to be held at Shenkar Street 9, Gav Yam Center No. 3, Herzlia 46120, Israel on August 31, 1999 at 10.00 a.m., and at any postponements or adjournments thereof.

     Only shareholders of record, as of the close of business on July 15, 1999 are entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof. As of that date, the Company had outstanding 13,026,334 Ordinary Shares, par value NIS 0.5 per share (the "Ordinary Shares"). Each share is entitled to one vote.

     Each form of proxy which is properly executed and returned to the Company will be voted in the manner directed by the shareholder executing it or, if no directions are given, will be voted for:

     1. The election of the specified nominees as directors;

     2. Ratification of certain matters relating to the conversion of the Class A, Class B, Class C and Class C-1 Preferred Shares of the Company into Ordinary Shares upon the closing of the Company's initial public offering in June 1998;

     3. Approval of the action of the Compensation Committee to reduce the exercise price of options to purchase 30,000 Ordinary Shares granted to the Chief Executive Officer of the Company under the 1997 Executive Stock Option Plan from $9.00 to $7.00 per ordinary share;

     4. Ratification of the appointment of Kost, Forer &. Gabbay as the Company's independent auditors for the fiscal year 1999; and

     5. Approval of the Auditor's Report, the Directors' Report and the Consolidated Financial Statements of the Company for the fiscal year 1998.

     The Company's Annual Report for the fiscal year 1998, which is not part of this proxy solicitation, is being mailed to shareholders together with this Proxy Statement and the accompanying form of proxy.

     The Company's registered address is Shenkar St. 9, Gav Yam Center No. 3, Herzlia 46120, Israel and its telephone number is +972-9-9709300.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by delivery of a written notice of such revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company at the registered office of the Company set forth above or to the Company's transfer agent, or by appearing at the Meeting and requesting the return of the proxy, or by voting at the Meeting.

     In accordance with the provisions of the Company's Articles of Association, all proxies must be received by the Company's transfer agent or at the registered office of the Company at least 48 hours prior to the Meeting to be validly included in the tally of Ordinary Shares voted at the Meeting.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the number of shares owned by:

           (i) all shareholders known to the Company to beneficially own more than 5% of the Company's Ordinary Shares as of June 30, 1999;

          (ii) all directors and executive officers as a group:

                                                              NUMBER OF
                                                              ORDINARY     PERCENTAGE
                                                               SHARES       OF SHARES
                                                                OWNED      OUTSTANDING
                                                              ---------    -----------
Mashov Gruss Investments Ltd................................  1,497,766       11.5%
5 Haplada St., Or Yehuda 60219 Israel
Bachow Investment Partners III L.P..........................  1,399,000       10.7%
3 Bala Plaza East, 5th floor,
Bala Cynwyd, PA 19004, USA
Shamrock Holdings Inc.......................................  1,110,943          8.5%
4444, Lakeside Drive, PO Box 7774,
Burbank, California, 91510-7774, USA
Hancock International Private Equity Partners II -- Direct
  Fund L.P..................................................    999,000        7.7%
One Financial Center, 44th floor,
Boston, Mass. 02111, USA
Jerusalem Venture Partners L P..............................    877,193        6.7%
Technology Park, Bldg. No. 1 4th Fl.,
Jerusalem 91487 Israel
All directors and executive officers as a group (12
  persons)(1)...............................................    594,966        4.5%

---------------
(1) Comprised of 258,782 Ordinary Shares and options to purchase an aggregate of 336,184 Ordinary Shares of the Company which are exercisable within 60 days of July 30, 1999.

PROPOSAL NO. 1. THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS.

     The Board of Directors recommends the election of the seven nominees for director named below. The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and entitled to vote will be necessary for the election of a director. The directors (except for the Chief Executive Officer, Mr. Eldad Weiss, who serves as a director by virtue of his office and whose term of office expires upon the termination or expiration of his employment as the Chief Executive Officer) will hold office until the Annual General Meeting of Shareholders held in the year following their election. Should any of the nominees not be available for election, the proxies will be voted for a substitute nominee designated by the Board of Directors. It is not expected that any of the nominees will be unavailable.

     Each nominee's age, year of appointment as director and their principal occupation or employment for the past five years is set out in the table below and the narrative following the table:

                                                                                YEAR OF
                 NAME                   AGE       POSITION WITH COMPANY       APPOINTMENT
                 ----                   ---       ---------------------       -----------
Jacob Dunietz.........................  43       Director                        1993
Erel Margalit.........................  36       Director                        1995
Elie Barr.............................  52       Director                        1996
Amos Nur..............................  61       Director                        1998
Jay D. Seid...........................  38       Director                        1999
Michael Geiger........................  61       Director                        1999
Mordechai Abir........................  69

     JACOB DUNIETZ. Mr. Dunietz is Chief Executive Officer, Managing Director and a member of the Board of Directors of Mashov Computers Ltd., a publicly-traded holding company, which is quoted on the Tel Aviv

Stock Exchange ("Mashov"), and a member of the Boards of Directors of Mashov's subsidiaries. Mr. Dunietz also services as Chief Executive Officer of Magic Software Enterprises Ltd., an Israeli software company (and a subsidiary of Mashov) whose securities are publicly-traded on the Nasdaq National Market. Mr. Dunietz is a member of the Board of Directors of BVR Technologies Ltd., a holding Company, whose securities are publicly traded on the Nasdaq National Market, and of Dunietz Brothers Ltd., a construction and real estate company, whose securities are publicly traded on the Tel Aviv Stock Exchange, Mr. Dunietz also serves as a member of the Board of Directors of the subsidiaries of Dunietz Brothers Ltd.

     EREL MARGALIT. Mr. Margalit is the General Partner of each of two venture capital funds, Jerusalem Pacific Ventures (1994) L.P. and Jerusalem Venture Partners (1997) L.P., which he founded, targeted at early stage communications, software and e-commerce companies in Israel, Europe and the U.S. Mr. Margalit also serves on the Boards of Directors of several privately-held companies. From 1990 to 1993, Mr. Margalit was Director of Business Development for the City of Jerusalem.

     ELIE BARR. Mr. Barr has been a Managing Partner of Mofet Israel Technology Fund since 1996. Prior to that, Mr. Barr was a consultant to high-tech companies and certain governmental entities. From 1992 to 1995, Mr. Barr was an Executive Vice President of Teledata Communications Ltd., a telecommunications company.

     AMOS NUR. Professor Nur is Professor of Earth Sciences at Stanford University. Professor Nur joined the faculty of Stanford University in 1970, and has served as a Professor of Geophysics at Stanford since 1979, and Chairman of the University's Department of Geophysics between 1985 and 1991, and again since 1997. He was appointed to the Wayne Loel chair of Earth Sciences in 1988. In addition, he was a distinguished lecturer in 1997 of the Society of Exploration Geophysicists and is currently a distinguished lecturer for the American Association of Petroleum Geologists. Professor Nur is an honorary member of the Society of Exploration Geophysics.

     JAY. D. SEID. Mr. Seid is a Managing Director of Bachow & Associates Inc. Prior to joining Bachow & Associates Inc. in December 1992, Mr. Seid was President of Judicate, Inc., a nationwide provider of alternative dispute resolution (mediation and arbitration) services. Previously, he was an attorney specializing in mergers and acquisitions at Wolf, Block, Schorr and Solis-Cohen in Philadelphia. Mr. Seid also serves on the Boards of Directors of several privately-held companies.

     MICHAEL GEIGER. Mr. Geiger has been a senior international consultant to the Shamrock International Group since 1987. Mr. Geiger serves on the supervisory board of Netia Holdings and is a director of Tel Ad Jerusalem studios and Formula Ventures Ltd. Mr. Geiger served as a consultant to Occidental Petroleum Corporation for their energy and chemical industry activities in Israel.

     MORDECHAI ABIR. Dr. Abir has been Senior Strategist in the field of energy and international relations at Schroder & Co. Inc. since September 1995, and has been a consultant to Schroder & Co. Inc. since 1991. From October 1998 until September 1995, Dr. Abir was a Professor of MidEastern &. African Studies at the Hebrew University in Jerusalem and has been a Professor Emeritus since 1995. Dr. Abir is a consultant and guest lecturer in the fields of International and Middle East affairs, the oil economy and oil politics at academic institutions and government and non-government organizations in the United States, Europe, Israel and Japan, including, the Woodrow Wilson and Brookings Institution in Washington D.C., the U.S. Congress, the NATO Defense College in Rome and several East European Institutions of Political Science.

     The Israeli Companies Ordinance defines the duties of care and skill and the fiduciary duties of loyalty and good faith owed by directors and officers to a company. The Company's Articles of Association allow for the indemnification and insurance of its directors and senior officers against certain liabilities. The Company has agreed to indemnify and insure its directors and executive officers against certain liabilities which they may incur in connection with the performance of their duties. Under the terms of such indemnification provisions, the Company may, to the extent permitted by law, advance funds for legal expenses covered by such indemnification.

     The Companies Ordinance requires disclosure by an "Office Holder" to the Company in the event that an Office Holder has a direct or indirect personal interest in transactions to which the Company intends to be a party. An "Officer Holder" is defined in the Companies Ordinance as a director, managing director, chief business manager, executive vice president, vice president, other manager directly subordinate to the managing director or any other person assuming the responsibilities of any of the foregoing positions without regard to such person's title.

AUDIT COMMITTEE

     The Companies Ordinance requires that certain transactions, actions and arrangements be approved as provided for in a company's Articles of Association and/or by an Audit Committee of the Board of Directors whose members meet certain criteria defined in the Companies Ordinance and by the Board of Directors itself. Those transactions which require such approval pursuant to the Company's Articles of Association must be approved by both the Company's Board of Directors and its Audit Committee. In certain circumstances shareholder approval is also required.

     The Company's Audit Committee is comprised of Messrs. Barr, Margalit and Seid. Approval by the Audit Committee and the Board of Directors is required for such matters as:

          (i) certain transactions to which the Company intends to be a party and in which an Office Holder, as defined above, or an interested party has a direct or indirect personal interest; and

          (ii) certain transactions defined in the Companies Ordinance as extraordinary transactions (a transaction which is not in the ordinary course of business, or is not at market conditions, or a transaction which is likely to have a material impact on the profitability, property or obligations of the Company).

     Directors with respect to whom the foregoing matters are brought for Board of Directors or Audit Committee approval are not entitled to vote thereon, and Office Holders (including directors) with respect to whom such matters are brought for such approval may not be present during Board of Directors' discussions pertaining thereto.

COMPENSATION COMMITTEE

     The Company's Compensation Committee is comprised of Messrs. Dunietz and Ofer Nemirovsky. (Mr. Nemirovsky will not seek reelection to the Board and his place on the Compensation Committee will be filled after the Annual General Meeting). Approval by the Compensation Committee is required for such matters as:

     (i) Approval of stock option plans

     (ii) Approval of options to be granted to employees

     (iii) Approval of employment contracts of executive officers

     (iv) Approval of bonus arrangements for executive officers.

     The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon will be necessary for shareholder approval of this resolution.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE SEVEN NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

EXECUTIVE COMPENSATION

     The aggregate remuneration paid by the Company to all persons as a group (12 persons) who served in the capacity of director or executive officer in the year ended December 31, 1998, was approximately $493,000 which includes amounts paid to provide pension, retirement or similar benefits, but does not include amounts spent by the Company for automobiles made available to all of its executive officers, expenses reimbursed to executive officers and other fringe benefits commonly reimbursed or paid by companies. In 1998, the

Company set aside approximately $63,000 for the pension and severance fund benefits of its executive officers and directors.

STOCK OPTION PLANS

     In 1994, the Company approved a stock option plan for key employees (the "Key Employee Plan"), the May 1994 Stock Option Plan (the "May 1994 Plan") and the 1994 General Stock Option Plan (the "1994 General Plan") (the Key Employee Plan, the May 1994 Plan and the 1994 General Plan are collectively referred to as "the 1994 Plans").

     Under the Key Employee Plan, the Company granted options to six key employees of the Company to purchase a total of 63,336 Ordinary Shares, exercisable at $.59 per Ordinary Share, with the purchase price of the Ordinary Shares payable in full against issuance of the Ordinary Shares. The options issued pursuant to the Key Employee Plan are vested and became exercisable immediately upon the grant of such options.

     Under the May 1994 Plan and the 1994 General Plan, the Company has granted options to purchase a total of 226,184 and 60,176 Ordinary Shares, respectively. Both the May 1994 Plan and the 1994 General Plan are administered by either the Board of Directors or the Compensation Committee. The option exercise price under the May 1994 Plan for 114,678 Ordinary Shares is $2.50 per Ordinary Share, and for 111,506 Ordinary Shares is $4.00 per Ordinary Share. The option exercise price under the 1994 General Plan is $7.00 per Ordinary Share. Furthermore, under each of such Plans, the option exercise price is payable in cash, by check or by any other form of payment that is satisfactory to the Board of Directors or the Compensation Committee and the Company may provide loans to employees to assist them in purchasing shares upon exercise of the options. Under the May 1994 Plan, 226,184 options are vested and are exercisable immediately. Options granted under the 1994 General Plan are vested, two thirds are exercisable immediately and one-third on July 15, 2000. Options granted under the May 1994 Plan and 1994 General Plan, if unexercised, expire ten years from the date of grant.

     Options granted under the 1994 Plans are not transferable by the option holder, other than by will or pursuant to the laws of descent and distribution. Under the 1994 Plans, the options expire immediately upon the termination of the option holder's employment, unless the Board of Directors or the Compensation Committee authorizes an extension of the exercise term beyond the employees termination date. In the event of a termination of employment without cause, any unexpired vested options may be exercised up to 90 days following the date of termination of employment, but only with respect to the number of shares purchasable at the time of the option holder's termination of employment. In the event of the termination of employment as a result of death or disability of the option holder, any unexpired vested options may be exercisable up to six months from the date of such termination but only with respect to the number of shares purchasable at the time of such termination. In the event of the option holder's retirement, any outstanding options shall, at the discretion of the Board of Directors or the Compensation Committee, accelerate and become immediately exercisable as of the later of the date of retirement or one year following the date of the grant.

     As of June 30, 1999, the Company had granted options under the 1994 Plans to certain officers of the Company to purchase an aggregate of 139,439 Ordinary Shares at exercise prices ranging from $.59 to $7.00 per share; in each case, the option exercise price was equal to the fair market value of the Ordinary Shares on the date of grant, as determined by the Company's Board of Directors.

THE 1997 STOCK OPTION PLANS

     Under the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan and the 1997 Stock Option Plan for U.S. Employees (collectively, the "1997 Plans"), the Company has reserved for issuance an aggregate of 1,950,000 Ordinary Shares. The 1997 Plans are administered by the Board of Directors or the Compensation Committee and will terminate on January 4, 2005. The option exercise price per Ordinary Share will be determined by the Board of Directors or the Compensation Committee and will be set forth in an option agreement between the Company and each optionee, with the option price not being less that 100% of the fair market value of each option share at the date of the option grant, unless otherwise determined by the Board or the Compensation Committee. Fair market value is defined in the 1997 Plans as the mean between the highest and lowest quoted selling prices of the Company's publicly traded shares listed on a stock exchange on such date. If no sales occur on the desired date, then fair market value will be determined by taking a weighted average of the mean between the highest and lowest quoted selling prices for a reasonable period both before and after the desired date. The option exercise price will be payable in cash, by check or by any other form of payment that is satisfactory to the Board of Directors or the Compensation Committee. In addition, the Company may provide loans to employees to assist them in purchasing shares upon exercise of the options. The 1997 Plans vest as to 25% of the options granted after a period of employment with the Company or its subsidiaries of 12 consecutive months from the date of the grant. The remaining 75% vest in 12 equal quarterly installments commencing from the end of the first 12 month vesting period. These options expire eight years from the date of grant.

     Options granted under the 1997 Plans are not transferable by the option holder, other than by will or pursuant to the laws of descent and distribution. Additionally, the options expire immediately upon the termination of the option holder's employment, unless the Board of Directors or the Compensation Committee authorizes an extension of the exercise term beyond the employee termination date. In the event of termination of employment without cause, any unexpired vested options may be exercised up to 90 days following the date of termination of employment, but only with respect to the number of shares purchasable at the time of the option holder's termination of employment. In the event of the termination of employment as a result of death or disability of the option holder, any unexpired vested options may be exercised up to six months following the date of such termination, but only with respect to the number of shares purchasable at the time of such termination. In the event of the option holder's retirement, any outstanding options shall, at the discretion of the Board of Directors or the Compensation Committee, accelerate and become immediately exercisable as of the later of the date of retirement or one year following the date of the grant. The shares underlying any options which expire or are cancelled prior to exercise are subject to future options grants under the 1997 Plans.

     As of June 30, 1999, the Company had granted options under the 1997 Plans to certain officers of the Company to purchase an aggregate of 378,934 Ordinary Shares at exercise prices ranging from $5.00 to $7.00 per share; in each case, the option exercise price was equal to the fair market value of the Ordinary Shares on the date of grant, as determined by the Company's Board of Directors. In the case of options to purchase 30,000 Ordinary Shares granted to the Chief Executive Officer of the Company, the exercise price of $7 is subject to shareholder approval.

PROPOSAL NO. 2. RATIFICATION OF CERTAIN MATTERS RELATING TO THE CONVERSION OF
                THE CLASS A, CLASS B, CLASS C AND CLASS C-1 PREFERRED SHARES OF THE COMPANY INTO ORDINARY SHARES UPON THE CLOSING OF THE COMPANY'S INITIAL PUBLIC OFFERING IN JUNE 1998.

     Article 4.3(b)(ii) of the Company's Articles of Association provides that each share of Class A Preferred Shares, Class B Preferred Shares, Class C and Class C-1 Preferred Shares (the "Preferred Shares") shall immediately and automatically, without the need to provide notice to holders of the Preferred Shares, be converted into fully-paid and non-assessable Ordinary Shares of the Company upon the closing of the Company's initial public offering.

     After the closing of the Company's initial public offering in June 1998, the Company notified the Israeli Registrar of Companies (the "Registrar") that the conversion had taken place and requested that the Registrar update his records accordingly. The records of the Registrar in this respect are not a pre-condition to the legal effect of the conversion.

     Nevertheless, the Registrar did not respond and did not update his records because the Registrar claimed that the conversion could theoretically have led to a decrease in shareholders' equity or an illegal "disguised issuance" of shares.

     The Company, through it's attorneys, has opposed these claims, on the grounds that, among other things, the conversion took place on the basis of one Ordinary Share for every one Preferred Share converted and the amount of outstanding shares did not change as a result of the conversion.

     The Registrar has thus far not agreed to register the conversion and has proposed that instead the shareholders of the Company simply ratify the conversion. The Company, under protest and without making any admission that the conversion procedures detailed in its Articles of Association are in any way subject to question, proposes that the shareholders ratify this conversion in order to finally settle this matter without any further waste of time and effort in correspondence or legal proceedings with the Registrar.

     Consequently, it is proposed that the shareholders of the Company adopt the following special resolution:

     "TO RATIFY THE CONVERSION OF ALL CLASS A PREFERRED SHARES OF NIS 0.5 NOMINAL VALUE EACH, CLASS B PREFERRED SHARES OF NIS 0.5 NOMINAL VALUE EACH, CLASS C PREFERRED SHARES OF NIS 0.5 NOMINAL VALUE EACH AND CLASS C-1 PREFERRED SHARES OF NIS 0.5 NOMINAL VALUE EACH INTO ORDINARY SHARES NIS 0.5 NOMINAL VALUE EACH OF THE COMPANY AT A RATIO OF ONE ORDINARY SHARE FOR EACH ONE PREFERRED SHARE."

     The affirmative vote of the holders of seventy-five percent (75%) of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon will be necessary for shareholder approval of this resolution.

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL TO RATIFY THE CONVERSION OF THE PREFERRED SHARES INTO ORDINARY SHARES OF THE COMPANY IN THE MANNER STATED ABOVE.

PROPOSAL NO. 3. APPROVAL OF THE ACTION OF THE COMPENSATION COMMITTEE OF THE
                COMPANY TO REDUCE THE EXERCISE PRICE OF OPTIONS TO PURCHASE 30,000 ORDINARY SHARES WHICH WERE GRANTED TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY UNDER THE COMPANY'S 1997 EXECUTIVE STOCK OPTION PLAN FROM $9.00 TO $7.00 PER ORDINARY SHARE.

     At the time of the initial public offering of the Company's ordinary shares in June 1998, options granted to employees at prices exceeding the initial public offering price of $7.00 per share were reduced to the initial public offering price. The exception to this was options to purchase 30,000 Ordinary Shares which were granted to the Chief Executive Officer, Eldad Weiss, at an exercise price of $9.00 per share. The Compensation Committee has reduced the exercise price of these options to $7.00 per share subject to, in accordance with Israeli law, shareholder approval at the Annual General Meeting.

     Consequently, it is proposed that the shareholders of the Company adopt the following resolution:

     "TO APPROVE THE ACTION OF THE COMPENSATION COMMITTEE OF THE COMPANY TO REDUCE THE EXERCISE PRICE OF OPTIONS TO PURCHASE 30,000 ORDINARY SHARES WHICH WERE GRANTED TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY UNDER THE COMPANY'S 1997 EXECUTIVE STOCK OPTION PLAN FROM $9.00 TO $7.00 PER ORDINARY SHARE."

     The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon will be necessary for shareholder approval of this resolution.

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE ACTION OF THE COMPENSATION COMMITTEE TO REDUCE THE EXERCISE PRICE OF OPTIONS TO PURCHASE 30,000 ORDINARY SHARES GRANTED TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY UNDER THE COMPANY'S 1997 EXECUTIVE STOCK OPTION PLAN FROM $9 TO $7 PER ORDINARY SHARE.

PROPOSAL NO. 4. RATIFICATION OF THE APPOINTMENT OF KOST, FORER & GABBAY AS THE
                COMPANY'S INDEPENDENT AUDITORS.

     Kost, Forer & Gabbay, Certified Public Accountants (Israel), a member firm of Ernst & Young, International have been nominated by the Board of Directors of the Company for reappointment as auditors of the Company for the year 1999, and their remuneration shall be fixed by the Board of Directors according to the volume and nature of their services. They have no relationship with the Company or with any affiliate of the Company except as auditors.

     The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon will be necessary for shareholder approval of the reappointment of Kost, Forer & Gabbay as independent auditors of the Company.

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE REAPPOINTMENT OF KOST, FORER & GABBAY AS AUDITORS OF THE COMPANY.

PROPOSAL NO. 5. APPROVAL OF THE AUDITOR'S REPORT, THE DIRECTORS' REPORT AND THE
                CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1998.

     At the meeting, the Auditor's Report, the Directors' Report and the Consolidated Financial Statements of the Company for the year ended December 31, 1998, will be presented.

     The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon will be necessary for shareholder approval of the Auditors' Report, the Directors' Report and the Consolidated Financial Statements of the Company for the year ended December 31, 1998

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AUDITORS' REPORT, THE DIRECTORS' REPORT AND THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1998.

                                 OTHER BUSINESS

     Management knows of no other business to be transacted at the Meeting; but, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

     All expenses in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock, and will reimburse such brokers for their reasonable expenses.

                                          By Order of the Board of Directors

                                          Jonathan Keller
                                          Secretary

Dated: July 30, 1999

 A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 20-F WILL BE SENT WITHOUT CHARGE
               TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM:

                           PARADIGM GEOPHYSICAL LTD.
                               SHENKAR STREET 9,
                              GAV YAM CENTER NO. 3
                              HERZLIA 46120 ISRAEL
                              ATTENTION: SECRETARY

                           PARADIGM GEOPHYSICAL LTD.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 31, 1999

The undersigned shareholder of Paradigm Geophysical Ltd. (the "Company") hereby appoints Eldad Weise and Brian Berman, and each of them acting singly, with power of substitution, the attorneys, agents and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of the Company that the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at 10:00 a.m. on August 31, 1999, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with the discretionary authority as to any other matters that properly come before the Annual General Meeting, in accordance with and as described in the Notice of Annual General Meeting of Shareholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1 through 5.

              (Continued and to be dated and signed on other side)

   [DOWN ARROW] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [DOWN ARROW]

     -----  Please mark your
 A     X    votes as in this
     -----  example.

                                   WITHHOLD
                     FOR           AUTHORITY
                 all nominees   to vote for all
                  listed at     nominees listed
                    right          at right                                                                   FOR  AGAINST  ABSTAIN
1. The Election                                 Nominees:            2. Ratification of Certain Matters
   of the            / /              / /       Mr. Jack Dunietz        Relating to the Conversion of the      / /    / /      / /
   Nominees                                     Mr. Erel Margalit       Class A, Class B, Class C and Class
   Listed at right as Directors                 Mr. Elie Barr           C-1 Preferred Shares of the Company.
                                                Dr. Amos Nur
(INSTRUCTION: To withhold authority to          Mr. Jay D. Seid      3. Approval of the Action of the
vote for any individual nominee, strike         Mr. Michael Geiger      Compensation Committee reducing the    / /    / /     / /
a line through the nominee's name in the        Dr. Mordechai Abir      exercise price of options granted
list at right)                                                          to the Chief Executive Officer.

                                                                     4. Ratification of the Appointment of
                                                                        the Company's Independent Auditors.   / /    / /     / /

                                                                     5. Approval of the Auditor's Report,
                                                                        the Directors' Report and the        / /    / /     / /
                                                                        Consolidated Financial Statements of
                                                                        the Company for the Year Ended December 31, 1998.

                                                                      Discretionary authority is hereby granted with respect to
                                                                      such other matters as may properly come before the meeting.

                                                                      This proxy, when properly executed, will be voted in the
                                                                      manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the proposals named at right.

                                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARE PROMPTLY,
                                                                      USING THE ENCLOSED ENVELOPE.

Signature ________________________________________ Signature if held jointly ______________________________ Dated: ___________, 1999

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The above signed acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Proxy Statement
      furnished therewith.